Exhibit 99(a)

GE Posts Third-Quarter Earnings of $.40 per Share,
With Double-Digit Growth at Eight of 13 Businesses
And Solid Cash Flow From Operating Activities

          Fairfield, Conn., October 10, 2003 – GE's earnings before required accounting changes for third quarter 2003 were $4.0 billion, or $.40 per share, compared with $4.1 billion, or $.41 per share, in third quarter 2002, the Company announced today.

          "We delivered broad-based performance and continued to develop the resources with which we will create growth in a slow-growth world," said GE Chairman and CEO Jeff Immelt. We had several major operating highlights in the quarter: eight of 13 businesses delivered double-digit earnings growth, cash flow from operating activities increased 29%, and our five new growth platforms increased sales by 18%.

          "During the quarter, we continued to accelerate the transformation of our portfolio. We announced or completed the dispositions of GE Edison Life, Financial Guaranty Insurance Company, GE Superabrasives, and Specialty Chemicals. This week we completed a definitive agreement to form NBC-Universal and create a diversified, fast-growth media business with $13 billion of pro forma 2003 revenues.

          "And this morning, we announced an agreement to acquire Amersham plc, a global leader in molecular medicine. With combined pro forma revenues of $13 billion, the pairing of Amersham with GE Medical Systems will create a healthcare technology leader operating in one of the fastest-growing areas of medicine."

          GE will discuss third quarter results and the proposed Amersham transaction on a conference call and Webcast at 8:30 a.m. EDT today. Call information and charts are available at www.ge.com/investor.

Third Quarter 2003 Financial Highlights

  Earnings before required accounting changes were $4.021 billion, or $.40 per share, down 2% compared with last year's $4.087 billion, or $.41 per share. Eight of GE's 13 businesses – Commercial Finance, Consumer Finance, Consumer Products, Insurance, Medical Systems, NBC, Specialty Materials and Transportation Systems – achieved double-digit earnings growth during the quarter. As expected, their performance was offset by the continued effects of the decline in sales of large gas turbines in the U.S. and lower non-cash earnings from the U.S. pension plans. Excluding Power Systems and the effects of pension income from both periods, earnings per share grew 14%.

  Revenues of $33.4 billion were up 2% compared to third quarter 2002. Industrial sales declined 5% to $16.5 billion, reflecting Power Systems' lower gas turbine sales; excluding Power Systems in both periods, industrial sales were flat. Financial services revenues of $17.0 billion were up 13%.

  Cash generated from GE's operating activities in the first nine months of 2003 was $7.4 billion, up 29% from last year's $5.7 billion.

  Net earnings – earnings after required accounting changes – were $.36 per share in third quarter 2003 and $.41 per share in third quarter 2002. On July 1, 2003, GE adopted FASB Interpretation No. 46 (FIN 46), which requires the consolidation of certain entities by companies that do not control those entities. Upon adoption of the new standard, GE consolidated $51 billion of assets and recorded a non-cash transition charge of $372 million, or $.04 per share, as previously estimated.

          "We continue to execute in a challenging economy," Immelt said. "We're entering the fourth quarter with positive momentum and we expect to earn $.45-$.47 per share – up 45% over last year's reported results. With multiple revenue streams and new platforms, we expect 10 of our 13 businesses to generate double-digit earnings growth in the quarter, with per-share growth from operations, excluding mainly the impact of last year's reinsurance charges, of more than 10%. For the full year, we expect to deliver $1.55-$1.57 per share.

          "At the same time, we are positioning the company for long-term, high-value growth. Our core initiatives – technology, services, customer focus, globalization, and growth platforms – are building sustainable competitive advantage. The creation of NBC-Universal and the expansion of our healthcare business through the Amersham transaction should give our company strong momentum for the future.

          "I am immensely proud of the GE team that is making the company better each day," Immelt said.

Third Quarter 2003 Business Highlights

NBC
  Commenced exclusive negotiations with Vivendi Universal to merge NBC with Vivendi Universal Entertainment and create one of the fastest-growing and most profitable media companies; signed definitive agreement on Oct. 8.
  Led the summer ratings period in prime-time among adults 18-49 for the ninth year in a row, winning every prime-time week between Memorial Day and Labor Day among adults 18-49.
  Continued to lead among adults 18-49 at the start of the fall television season, with the three highest-rated new-series premieres and an overall premiere-week winning margin of 24 percent.
  Shattered all previous Bravo ratings records with Queer Eye for the Straight Guy, and more than doubled the channel's year-ago prime-time average ratings among viewers 25-54.

Medical Systems
  Received total orders for the quarter of $2.4 billion, up 8% over third quarter 2002, led by 29% growth in orders for Ultrasound products to $224 million; orders in China totaled $174 million, up 18% over third quarter 2002.
  Announced the signing of an historic seven-year agreement with New York Presbyterian Hospital to provide GE's management development and performance improvement methods as well as access to cutting-edge technologies such as flat panel digital mammography, digital X-Ray, computed tomography (CT), magnetic resonance imaging (MRI) and positron emission tomography (PET).
  Introduced the GE InstaTrak™ Surgical Navigation System, an advanced technology for cranial and spine procedures which surgeons can use to more clearly visualize a patient's anatomy and optimally position surgical instruments.
  Received regulatory approvals for the acquisition of Instrumentarium Corporation, a leading provider of medical equipment and services for the operating room, and completed the transaction Oct. 9; in addition, completed the acquisition of Triple G® Systems Group, a developer of medical laboratory information systems.

Aircraft Engines
  Won engine and services orders in the quarter totaling $2.4 billion.
  Won orders for commercial engines for wide-body aircraft from China Airlines, ILFC and Japan Airlines, and from Skywest for regional jet aircraft. In addition, CFMI, a 50/50 joint venture of GE and Snecma Moteurs of France, won commercial engines deals for narrow-body aircraft with AirTran Airways, Frontier Airlines and Southwest Airlines.
  Signed a 15-year services agreement with AirTran worth approximately $700 million to maintain the airline's CFM56-7 engines.
  Attained certification of the GE90-115B engine with the U.S. Federal Aviation Administration, and continued a 1,600-hour flight test program on Boeing's new 777 extended-range aircraft, with delivery to customers of the first aircraft planned for April 2004.

Power Systems
  Commenced commercial operation of the H System™, the most energy-efficient combined-cycle power generation system ever built, at Baglan Bay in Wales.
  Won agreements to supply more than 180 1.5-megawatt wind turbines, including 25 to DKR Development LLC of Houston, Texas for the Sweetwater Wind Project, and 16 turbines, along with turnkey construction of two wind farms, to ENERSIS SA of Portugal.
  Signed new Energy Services contractual service commitments valued at $1.4 billion. Contractual service agreements in place totaled $29.7 billion and covered 18% more gas turbines and 17% more sites than in third quarter 2002.
  Signed an agreement with Aker Kvaerner-Kvaerner Oilfield Products to continue development and commercialization of subsea compression technology designed to reduce the costs of deepwater oil and gas field exploitation.
  Acquired MJ Harden Associates, Inc., which specializes in geographic information systems solutions for industries such as pipelines and utilities.

Commercial Finance
  Agreed to acquire most of Transamerica's commercial finance business, adding $8.5 billion in managed assets and expanding distribution financing for manufacturers and dealers, as well as leasing and commercial loan financing for a wide range of sectors including equipment, real estate and international structured finance.
  Continued to grow healthcare financial services by co-leading $150 million in financing for Hanger Orthopedic, a leading provider of orthopedic and prosthetic services, and participating in a $135 million financing for Inverness Medical, a provider of women's health products.
  Formed a strategic alliance with Kaleida Health, the largest health system serving western New York, which includes both financing and GEMS equipment.
  Ended the quarter with only three out of 1,200 Aviation Services aircraft on the ground, and finished placing all new aircraft ordered for 2003 and 2004.

Consumer Finance
  Added more than $2 billion in assets by acquiring the Allbank personal and auto loan businesses from Bankgesellschaft Berlin AG.
  Teamed in the U.K. with Harrods, the world's leading luxury department store, and in Australia with Coles Myer, Australia's largest department store, to launch DualCard™, a new co-branded product offering the benefits of both a store card and MasterCard as well as enhanced in-store benefits and loyalty programs.
  Agreed to acquire GC Corporation, a subsidiary of Promise Co., Ltd., the third-largest personal lender in Japan, adding approximately $1 billion in assets and more than three million credit card holders.
  Signed a multi-year extension with Brooks Brothers in the U.S. to continue private label credit card programs through 2006.

Insurance
  Completed the sale of GE Edison Life and GE Auto & Home for $2.1 billion and a $500 million special dividend and agreed to sell a majority stake of Financial Guaranty Insurance Company in a transaction that values the company at approximately $2.15 billion, executing Insurance's plans to focus operations on segments with the highest growth potential – targeted consumer retirement income and protection, selected commercial and reinsurance segments and mortgage insurance – while redeploying capital elsewhere in GE.

Specialty Materials
  Completed the simultaneous acquisition of OSi Specialties, an organosilicones business, from Crompton Corporation and the sale of GESM's Specialty Chemicals business to Crompton.
  Agreed to sell its Superabrasives industrial diamond business to Littlejohn Fund II, a private investment firm.
  Reached a five-year agreement with Valero Energy Corporation for GE Water Technologies to supply specialty chemicals and services, and provide a dedicated team of engineers, for comprehensive water and process treatment at Valero's 14 oil refineries on North America.

Transportation Systems
  Continued globalization efforts, shipping 20 locomotive modernization kits to Kazakhstan to provide significantly improved fuel efficiency, pulling capacity and engine life; in addition, won an order from Albania State Railways to modernize the Tirana-Durres line.
  Shipped seven pre-production GE Evolution Series™ locomotives. To date, the cleanest freight locomotive on the rails has logged 167,000 revenue-producing service miles, representing more than two years of testing.

Industrial Systems
  Launched GE StreetLab®, a portable explosives and narcotics identification system that can determine the composition of pills, liquids and visible powders.
  Introduced a new, advanced power converter for GE Wind Energy's 1.5 megawatt wind turbine that outperforms existing converters.

Consumer Products
  Launched a variety of new range and refrigeration products, including a complete line of bottom freezers and GE Profile™  Freestanding Electric Convection Ranges, which feature all-electronic, glass-touch controls and a tri-ring burner, and which bake more evenly than any other leading brand.
  Won highest ranking from a leading consumer magazine for GE Profile™ dryers.

* * *

          GE (NYSE: GE) is a diversified technology and services company dedicated to creating products that make life better. From aircraft engines and power generation to financial services, medical imaging, television programming and plastics, GE operates in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at http://www.ge.com.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More information about those factors is contained in GE's filings with the U.S. Securities and Exchange Commission. This presentation includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available in our GAAP Reconciliation file on our investor relations website at

http://www.ge.com/en/company/investor/webcast/webcast_10102003.htm or
http://www.ge.com/en/company/investor/secreport/reclass/sec8k2003ge.htm.

Forward-looking statements relating to the financial performance of GE have not been prepared or verified to the standards required by the UK City Code on Takeovers and Mergers, including its requirements for reports by auditors and financial advisers.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)

Third quarter ended September 30	2003	2002	V %	2003	2002	V %	2003	2002	V %

Revenues
Sales of goods and services	$16,925	$18,048		$16,463	$17,386		$527	$779
Earnings of GECS before accounting changes	–	–		2,207	1,551		–	–
GECS revenues from services	15,937	14,214		–	–		16,154	14,336
Other income	206	457		235	486		–	–
Revenues from FIN 46 entities	326	–		–	–		326	–

Total revenues	33,394	32,719	2%	18,905	19,423	(3)%	17,007	15,115	13%

Costs and expenses
Cost of sales, operating and administrative expenses	20,232	19,731		14,136	14,024		6,290	5,891
Interest and other financial charges	2,607	2,773		282	212		2,442	2,645
Insurance losses and policyholder and annuity benefits	4,093	4,227		–	–		4,093	4,227
Provision for losses on financing receivables	1,061	640		–	–		1,061	640
Minority interest in net earnings of consolidated affiliates	77	84		44	45		33	39
Expenses from FIN 46 entities	204	–		–	–		204	–

Total costs and expenses	28,274	27,455	3%	14,462	14,281	1%	14,123	13,442	5%

Earnings before income taxes and accounting changes	5,120	5,264		4,443	5,142		2,884	1,673
Provision for income taxes	(1,099)	(1,177)		(422)	(1,055)		(677)	(122)

Earnings before accounting changes	$4,021	$4,087	(2)%	$4,021	$4,087	(2)%	$2,207	$1,551	42%

Cumulative effect of accounting changes	(372)	–		(372)	–		(339)	–

Net earnings	$3,649	$4,087	(11)%	$3,649	$4,087	(11)%	$1,868	$1,551	20%

Per-share amounts before accounting changes
Diluted earnings per share	$0.40	$0.41	(2)%
Basic earnings per share	$0.40	$0.41	(2)%

Per-share amounts after accounting changes
Diluted earnings per share	$0.36	$0.41	(12)%
Basic earnings per share	$0.36	$0.41	(12)%

Dividends declared per share	$0.19	$0.18

Dollar amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "Financial Services (GECS)." Transactions between GE and Financial Services (GECS) have been eliminated from the "consolidated" columns. See note 1 to the consolidated financial statements in the 2002 Annual Report to Share Owners for further information about consolidation matters.

     GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)

Nine months ended September 30	2003	2002	V %	2003	2002	V %	2003	2002	V %

Revenues
Sales of goods and services	$51,210	$55,797		$49,861	$53,593		$1,582	$2,494
Earnings of GECS before accounting changes	–	–		5,479	4,535		–	–
GECS revenues from services	45,278	40,302		–	–		45,853	40,615
Other income	409	598		458	675		–	–
Revenues from FIN 46 entities	326	–		–	–		326	–

Total revenues	97,223	96,697	1%	55,798	58,803	(5)%	47,761	43,109	11%

Costs and expenses
Cost of sales, operating and administrative expenses	59,402	59,427		41,885	43,065		18,117	16,826
Interest and other financial charges	7,886	7,590		705	444		7,438	7,362
Insurance losses and policyholder and annuity benefits	12,334	11,465		–	–		12,334	11,465
Provision for losses on financing receivables	2,799	2,087		–	–		2,799	2,087
Minority interest in net earnings of consolidated affiliates	219	250		123	137		96	113
Expenses from FIN 46 entities	204	–		–	–		204	–

Total costs and expenses	82,844	80,819	3%	42,713	43,646	(2)%	40,988	37,853	8%

Earnings before income taxes and accounting changes	14,379	15,878		13,085	15,157		6,773	5,256
Provision for income taxes	(3,350)	(3,847)		(2,056)	(3,126)		(1,294)	(721)

Earnings before accounting changes	$11,029	$12,031	(8)%	$11,029	$12,031	(8)%	$5,479	$4,535	21%

Cumulative effect of accounting changes	(587)	(1,015)		(587)	(1,015)		(339)	(1,015)

Net earnings	$10,442	$11,016	(5)%	$10,442	$11,016	(5)%	$5,140	$3,520	46%

Per-share amounts before accounting changes
Diluted earnings per share	$1.10	$1.20	(8)%
Basic earnings per share	$1.10	$1.21	(9)%

Per-share amounts after accounting changes
Diluted earnings per share	$1.04	$1.10	(5)%
Basic earnings per share	$1.04	$1.11	(6)%

Dividends declared per share	$0.57	$0.54

Dollar amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "Financial Services (GECS)." Transactions between GE and Financial Services (GECS) have been eliminated from the "consolidated" columns. See note 1 to the consolidated financial statements in the 2002 Annual Report to Share Owners for further information about consolidation matters.

Summary of Operating Segments

General Electric Company and Consolidated Affiliates

	THIRD QUARTER			THIRD QUARTER YTD

(Dollars in millions)	2003	2002	V %	2003	2002	V %

Revenues
Aircraft Engines	$2,534	$2,721	(7)	$7,645	$8,062	(5)
Commercial Finance	4,750	4,522	5	13,824	12,942	7
Consumer Finance	3,499	2,701	30	9,304	7,536	23
Consumer Products	2,075	2,116	(2)	6,053	6,236	(3)
Equipment Management	1,136	1,207	(6)	3,407	3,531	(4)
Industrial Products and Systems	2,068	1,880	10	6,113	5,408	13
Insurance	6,824	6,197	10	19,984	17,228	16
Medical Systems	2,336	2,130	10	6,878	6,205	11
NBC	1,517	1,370	11	4,943	5,355	(8)
Plastics	1,297	1,329	(2)	3,860	3,928	(2)
Power Systems	4,199	5,123	(18)	12,927	16,920	(24)
Specialty Materials	789	689	15	2,244	1,698	32
Transportation Systems	569	521	9	1,686	1,597	6
All Other GECS	798	488	64	1,242	1,872	(34)
Corporate items and eliminations	(997)	(275)	U	(2,887)	(1,821)	(59)

Consolidated revenues	$33,394	$32,719	2	$97,223	$96,697	1

Segment profit (a)
Aircraft Engines	$484	$512	(5)	$1,518	$1,499	1
Commercial Finance	1,001	879	14	2,632	2,334	13
Consumer Finance	595	467	27	1,655	1,431	16
Consumer Products	114	97	18	391	356	10
Equipment Management	48	83	(42)	131	225	(42)
Industrial Products and Systems	156	153	2	472	433	9
Insurance	604	327	85	1,624	938	73
Medical Systems	383	347	10	1,129	1,014	11
NBC	431	330	31	1,462	1,188	23
Plastics	100	224	(55)	271	706	(62)
Power Systems	984	1,418	(31)	2,914	4,880	(40)
Specialty Materials	115	56	105	279	197	42
Transportation Systems	109	91	20	292	268	9
All Other GECS	(41)	(205)	80	(563)	(393)	(43)

Total segment profit	5,083	4,779	6	14,207	15,076	(6)

GE corporate items and eliminations	(358)	575	U	(417)	525	U
GE interest and other financial charges	(282)	(212)	(33)	(705)	(444)	(59)
GE provision for income taxes	(422)	(1,055)	60	(2,056)	(3,126)	34

Earnings before accounting changes	4,021	4,087	(2)	11,029	12,031	(8)

Cumulative effect of accounting changes	(372)	–		(587)	(1,015)

Consolidated net earnings	$3,649	$4,087	(11)	$10,442	$11,016	(5)

(a)	Segment profit excludes the effects of pension and other retiree benefit plans, accounting changes and certain restructuring and other charges. Segment profit includes or excludes interest and other financial charges and segment income taxes according to how segment management is measured – excluded in determining operating profit for Aircraft Engines, Consumer Products, Industrial Products and Systems, Medical Systems, NBC, Plastics, Power Systems, Specialty Materials and Transportation Systems, but included in determining net earnings for Commercial Finance, Consumer Finance, Equipment Management, Insurance and All Other GECS.